Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
THQ Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of THQ Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting dated June 6, 2006, appearing in the Annual Report on Form 10-K of THQ Inc. for the year ended March 31, 2006.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP

Los Angeles, California
September 15, 2006